Exhibit 10.3

PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned BranchOut Foods Inc.(the “Borrower”) hereby promises to pay to ENWAVE CORPORATION (“EnWave”) having an address at 1668 Derwent Way, Unit #1, Delta, British Columbia, V3M 6R9, Canada, or at such address or at such other place as EnWave may from time to time designate by written notice to the Borrower, the principal amount of One Million Five Hundred Thousand Dollars ($1,500,000.00).

The Borrower will pay the outstanding amount One Million Five Hundred Thousand Dollars ($1,500,000.00) together with the interest thereon at the rate of 8% per annum from the date hereof, calculated and compounded annually in arrears and not in advance, and interest on overdue interest at such rate, until payment in full, in incremental amounts of number of twenty-four (24) equal monthly installments of $67,840.94 (excluding applicable taxes) until the principal is paid off with the first installment payable on April 1st, 2026 and each subsequent installment payable on the first day of each and every month starting thereafter, along with interest accrued at the date of each such payment, and such amounts shall, upon payment thereof, be applied to reduce the aggregate principal amount of the Promissory Note along with the interest accrued at the date of such payments, The Borrower may pay in full an unpaid portion of the Promissory Note at any time without penalty.

THE PROMISSORY NOTE is issued pursuant to an Equipment Purchase Agreement between the Borrower and EnWave of even date and is secured by the collateral described therein in accordance with the terms thereof.

THE PROMISSORY NOTE shall be governed by and construed in accordance with the laws of the Province of British Columbia.

PRESENTMENT for payment, demand, protest and notice of dishonour and protest hereof are hereby waived.

IN WITNESS WHEREOF this Promissory Note has been executed and is dates for reference the 15th day of September, 2025.

BRANCHOUT FOODS INC.

Per:	/s/ Eric Healy
Authorized Signatory

Per:
Authorized Signatory